UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2015

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 9, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of KVH Industries, Inc. (the “Company”) approved two formulas for calculating the 2015 cash bonuses that will be payable in 2016 with respect to the Company’s “named executive officers” (as defined in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2014) (the “Named Executive Officers”), one formula for Named Executive Officers in charge of business units and one formula for all other Named Executive Officers.

The Compensation Committee also established a target bonus for each Named Executive Officer, ranging from 40% of annual base salary to (in the case of the President, Chief Executive Officer and Chairman of the Board) 90% of annual base salary, and these bonuses will be payable if growth in earnings before interest, taxes, depreciation, amortization, acquisition-related expenses, equity-based compensation and the payment of the executive bonuses) (“Adjusted EBITDA”) falls within stated ranges, as determined by the Compensation Committee. These bonuses will increase if growth in revenue falls within stated ranges, as determined by the Compensation Committee.

Bonuses for Named Executive Officers in Charge of Business Units

The Compensation Committee approved a formula for the bonuses of Mr. Brent Bruun, our Executive Vice President, Mobile Broadband Group, and Mr. Dan Conway, our Executive Vice President, Guidance and Stabilization Group, our two Named Executive Officers in charge of business units, based 50% on their respective business unit performance goals, 25% on corporate performance goals and 25% on individual performance. The portions of the bonus plan for these executives based on achieving business unit performance goals and corporate performance goals each use a sliding scale to determine bonus amounts based on the degree of achievement of the Company’s goals for growth in 2015 in Adjusted EBITDA and revenue for the business unit and for the company as a whole, respectively. The portion of the bonuses based on individual performance for these executives is based solely on the discretion of the Compensation Committee.

The bonus payments based on business unit performance goals and corporate performance goals use the same sliding scale. The bonus payments based on business unit performance and corporate performance will be 100% for these executives if the Company achieves its budgeted target for Adjusted EBITDA for the business unit or the company as a whole, as applicable. These bonus payments will increase if the Company achieves its budgeted target for revenue for the business unit or the company as a whole, as applicable. The threshold for payment of each such bonus is achievement of 75% of the budgeted target for Adjusted EBITDA for the business unit or the company as a whole, as applicable. At this level of achievement, 50% of the relevant bonus will be earned. The maximum bonus payment for business unit performance or corporate performance will be awarded if the Company exceeds its budgeted targets for Adjusted EBITDA and revenue for the business unit or the company as a whole, as applicable, by 25% and 15%, respectively, in which case the payment will be 233% of the target bonus for business unit performance or corporate performance, as applicable.

Bonuses for Other Executives

The Compensation Committee approved a formula for determining the bonuses of our other Named Executive Officers, namely, Mr. Martin Kits van Heyningen, our President, Chief Executive Officer and Chairman of the Board, Mr. Peter Rendall, our Chief Financial Officer, and Mr. Robert Balog, our Senior Vice President, Engineering, based 75% on corporate performance goals and 25% on individual performance. The portion of the bonus plan based on achieving corporate performance goals uses a sliding scale to determine bonus amounts based on the degree of achievement of the Company’s goals for growth in 2015 in Adjusted EBITDA and revenue. The portion of the bonuses based on individual performance for these executives is based solely on the discretion of the Compensation Committee.

The bonus payments based on corporate performance goals use the same formula as described above for Messrs. Bruun and Conway.

The Compensation Committee retained the discretion to make adjustments to any bonus calculation under the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: March 13, 2015
	BY:	/s/ Peter Rendall

Peter Rendall Chief Financial Officer